Exhibit n.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm” and to the use of our report dated March 9, 2017, with respect to the combined financial statements of Asset Manager Affiliates included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-218596) dated August 14, 2017 and related Prospectus of KCAP Financial, Inc. dated August 8, 2017.

/s/ Ernst & Young LLP

New York, New York

August 14, 2017